Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of SPYR, Inc. of our report dated March 31, 2021, relating to our audit of the December 31, 2020 financial statements, incorporated by reference in the Prospectus, which is part of this Registration Statement.

Haynie & Company

Salt Lake City, Utah

January 5, 2022